John T. Boyd Company Mining and Geological Consultants

Chairman
James W. Boyd

President and CEO
John T. Boyd II

Managing Director and COO
Ronald L. Lewis

Vice Presidents
Richard L. Bate
James F. Kvitkovich
Russell P. Moran
George V. Weisdack
John L. Weiss
William P. Wolf

Vice President
Business Development
George Stepanovich, Jr.

Managing Director - Australia
Ian L. Alexander

Managing Director - China
Dehui (David) Zhong

Assistant to the President
Mark P. Davic

Pittsburgh
4000 Town Center Boulevard, Suite 300
Canonsburg, PA  15317
(724) 873-4400
(724) 873-4401 Fax
jtboydp@jtboyd.com

Denver
(303) 293-8988
jtboydd@jtboyd.com

Brisbane
61 7 3232-5000
jtboydau@jtboyd.com

Beijing
86 10 6500-5854
jtboydcn@jtboyd.com

London
44 208 748-5344 Tel/Fax

www.jtboyd.com

November 29, 2010
File: 3480.3

The Board of Directors
Jintai Mining Group, Inc.

Subject:       Consent of Mining and Geological Consultants

We consent to the inclusion in this Registration Statement on Form S-1, Amendment No. 1 filed with the Securities and Exchange Commission by Jintai Mining Group, Inc. on November 29, 2010 (the “Registration Statement”), of our report dated November 10, 2010, relating to the field observations, reserve estimation, and description of the existing operation of the Shangchao Zinc/Lead Mine located in Huanjiang County, Guangxi Province, People’s Republic of China (PRC), owned by Huanjiang Jintai Mining Co. Ltd.

Respectfully submitted,

JOHN  T.  BOYD  COMPANY
By:
John T. Boyd II
President and CEO